                                                        EXHIBIT 10(xiii)

                           EXECUTIVE COMPENSATION
                           AND BENEFITS AGREEMENT



RUDI LAMPRECHT                Executive

TEKTRONIX, INC.,
AN OREGON CORPORATION
PO BOX 1000
WILSONVILLE, OR  97075        Tektronix



     1.   Employment.

          By preliminary agreement in the form of an "Employment
Agreement" dated September 7, 1993 and signed by Executive and Timothy
E. Thorsteinson, Vice President Total Quality/Human Resources, Tektronix offered and Executive accepted employment with Tektronix, GmbH (or
Tektronix or such other wholly-owned subsidiary of Tektronix as deemed appropriate by Tektronix, collectively referred to herein as "other Tektronix employer") on a full-time basis as President of Tektronix' European Operations ("Tektronix Europe"). The parties, now desiring to restate and modify the terms and conditions of said Employment Agreement, do hereby enter into this Executive Compensation and Benefits Agreement.

     2.   Effective Date.

          Executive's employment hereunder commenced on November 1,
1993 (the "Effective Date").    Executive worked in Switzerland from
November 1, 1993 through the end of March, 1994 and commenced work in Munich, Germany effective April 1, 1994.

     3.   Position; Duties.

          3.1 Executive shall be employed by Tektronix, GmbH (or other Tektronix employer as deemed appropriate by Tektronix from time to time) as President of Tektronix Europe, reporting to the Chief Executive Officer ("CEO") of Tektronix. Executive serves as a Vice President of Tektronix and President of Tektronix Europe, subject to the customary restrictions relating to the election, tenure, removal and replacement of corporate officers.

          3.2 Executive will, during the term of this Agreement, faithfully and diligently perform all such acts and duties, and furnish such services, as the CEO of Tektronix or his designee shall reasonably direct. Executive will devote such time, energy, and skill to the business of Tektronix as shall reasonably be required for the performance of his duties. Executive shall have such executive powers and authority as are customary and reasonably required to enable him to discharge such duties in an efficient manner.

     4.   Salary and Bonus.

          4.1  Tektronix paid Executive base pay at an annual rate of
DM705,250 from April, 1994 through October, 1994.   Executive's current
annual base pay rate, which commenced November 1, 1994, is DM749,625.
In the future, although Tektronix will consult with Executive on changes, Executive's base pay shall be at an annual rate set, from time to time, by Tektronix in its sole discretion.

          4.2 Executive shall not receive results share pay under Tektronix' Results Sharing Plan.

          4.3 In lieu of participation in Tektronix' Annual Performance Improvement Plan ("APIP") for Tektronix' fiscal year 1994 ("FY94"), for the period beginning with the Effective Date of this Agreement and ending October 31, 1994 (the "FY94 Incentive Period"), Executive has received an incentive bonus of ten percent (10%) of Executive's annual base pay.

          4.4 Executive will be a participant in APIP beginning with Tektronix' fiscal year 1995 ("FY95"). Executive's APIP participation for FY95 and following fiscal years shall be in accordance with the terms of the applicable APIP plan and the applicable performance targets established thereunder. Executive's target payment amount for FY95 is fifteen percent (15%) of Executive's annual base pay. Notwithstanding the foregoing, if Executive's employment terminates for any reason prior to the earlier of July 31, 1995 or the date payment is issued under FY95 APIP, Executive's participation in APIP will terminate and all rights to any award of any amount whatsoever for such plan year or subsequent plan years will cease, except to the extent that a payment in lieu of any APIP award is provided for under the terms of paragraph 9.2(a) of this Agreement.

          4.5 Base pay shall be paid in the manner and according to the local customs of Tektronix, GmbH (or other Tektronix employer as may become Executive's employer). The APIP award payable in paragraph 4.4 shall be made at times as provided in the applicable plan. Base pay, APIP awards and any other payments or benefits shall be subject to withholding as required by applicable law.

     5.   Benefits.

          Executive shall be entitled to such benefits and perquisites as Tektronix, GmbH (or other Tektronix employer as may become Executive's employer) provides its employees generally. Executive will also be given the use of an automobile appropriate to Executive's position and commensurate with the vehicle policy in effect at Tektronix, GmbH (which permits personal use) or other Tektronix employer.

     6.   Retirement.

          In addition to participation in any other Tektronix retirement plan applicable to Executive because of his employment with a Tektronix employer, Executive will participate in the Tektronix International Executive Retirement Plan, which is a defined benefit, non-contributory plan. A written description of the Tektronix International Executive Retirement Plan has been provided separately to Executive. Executive's rights to retirement benefits shall be as stated in any applicable Tektronix plan(s), provided that, if Executive is continuously employed by Tektronix, GmbH or other
Tektronix employer until age 55, his aggregate retirement benefits under all applicable Tektronix plans shall not be less than an amount equal to
DM14,800 per month at age 55, DM29,350 per month at age 60, or DM34,460
per month at age 65 or older.   The actual amount of the retirement benefits
for any other age between age 55 and age 65, shall be determined by linear interpolation based on Executive's age, rounded down to the nearest full year,
at the time of retirement.   Tektronix will be entitled to a credit against
amounts owed to Executive under any Tektronix' retirement benefits payment obligations equal to the amount of the maximum payments for which Executive is eligible under all retirement plans in which he participated as an employee of Hewlett-Packard ("HP").

          For purposes of this Agreement, Executive shall be considered to be retired if he meets the definition of retirement under the Tektronix retirement plans in which he is a participant and elects to begin receiving benefits.

     7.   Stock Option Grant.

          Executive has received a grant of non-statutory stock options to purchase 30,000 shares of Tektronix common stock, under the Tektronix Stock Incentive Plan ("Stock Incentive Plan"). A copy of the Stock Option Agreement is attached hereto as Exhibit A.

     8.   HP Stock Options and Other Matters.

          All obligations of Tektronix to Executive with respect to any forfeited stock options or other matters relating to HP have been fully satisfied.

     9.   Termination and Severance.

          9.1 Either party may terminate this Agreement and the employment relationship referenced in this Agreement at any time and for any reason without liability to the other except as provided below, by giving 30 days prior written notice.

          9.2 If Executive's employment is terminated by Tektronix other than for cause, as defined in paragraph 9.3, below, subject to paragraph
9.6 below, Executive will receive severance pay as stated below upon delivery of a fully executed Release of Claims in the form attached as Exhibit B ("Release"):

          (a) If terminated at any time during the second year of employment (November 1, 1994 through October 31, 1995), Executive will receive as severance pay an amount equal to one year of Executive's then-current base pay and, if terminated prior to the earlier of July 31, 1995 or the date payment is issued under FY95 APIP
     ("award date"), on the date payment is made under the FY95 APIP plan, an amount equivalent to the award Executive would have earned under the FY95 APIP plan had he continued in employment through the award date, based on the actual performance for FY95 prorated for the period of actual employment during FY95.

          (b) If terminated at any time after October 31, 1995 Executive will receive as severance pay an amount equal to one year of Executive's then-current base pay.

        9.3    Termination by Tektronix of Executive's employment for
"cause" shall mean termination upon:   (1) the willful and continuous failure
by Executive, in the judgment of the CEO of Tektronix, to substantially perform his reasonably assigned duties and objectives with Tektronix, GmbH

(or other Tektronix employer as may become Executive's employer), after a demand for substantial performance is delivered in writing to Executive by the CEO which specifically identifies the manner in which it is claimed that Executive has not substantially performed his duties and objectives, provided that cause shall not be based upon Executive's failure to achieve sales targets if Executive has made good faith efforts to meet those targets; (2) commission by Executive of any act of fraud or dishonesty or any felonious act; or (3) commission by Executive of any act of willful misconduct that, in the judgment of the CEO, materially and adversely affects the financial condition
of Tektronix.    In the event Executive fails to perform Executive's duties on a full-time basis for one hundred eighty (180) consecutive days as a result of Executive's incapacity due to physical or mental illness, Tektronix may consider this failure to perform his assigned duties and objectives as "willful
and continuos"  for purposes of sub-paragraph (1) of this paragraph 9.3.   In
this event, Executive will have thirty (30) days after demand to resume his duties on a full-time basis or termination thereafter will be for "cause" under this paragraph 9.

          9.4 If Executive's employment is terminated by Tektronix for cause, as defined above, or if Executive terminates his employment for any reason, he shall be entitled to compensation and benefits under this Agreement only to the extent actually earned or vested (as recorded in Tektronix' records and under the terms of applicable plans) as of the date of termination and shall not be entitled to any severance benefits under this Agreement or otherwise.

          9.5 For purposes of this Agreement, Executive's employment will not be deemed terminated if Executive is assigned additional or different titles and/or tasks and responsibilities from those currently held or assigned or is assigned to report to an officer other than the CEO of Tektronix, provided that as a result of any changes Executive retains management responsibility, consistent with Executive's areas of professional expertise, for a significant functional activity and/or a significant business unit or subsidiary.

          9.6  Executive expressly agrees that the severance benefits provided in this paragraph 9 are intended to be exclusive and in full satisfaction of all legal, contractual or other obligations owed to Executive by Tektronix or any of its affiliates, except as expressly set forth in the Release
of Claims.   If Executive asserts or pursues any rights or obligations other than by acceptance of the severance benefits provided in this paragraph 9 (including the execution and delivery of the Release of Claims attached as Exhibit B), then neither Tektronix nor any of its affiliates shall have any obligation to Executive for any payments or other benefits under this paragraph 9.

     10.  Housing Allowance and Relocation Benefits.

          All obligations of Tektronix to Executive with respect to housing allowance and relocation benefits have been fully satisfied.

     11.  Employment and Confidential Information Agreement.

          Tektronix and Executive have executed an employment agreement covering inventions and confidential information in the form attached hereto as Exhibit C.

     12.  General Provisions.

          12.1 The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions hereof, or the waiver of any breach of any of the terms and conditions hereof, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such waiver or forbearance had occurred.

          12.2 Any modification of this Agreement shall be effective only if in writing and signed by each party or its duly authorized representative.

          12.3 If, for any reason, any provision of this Agreement shall be held invalid in whole or in part, such invalidity shall not affect the remainder of this Agreement.

          12.4 This Agreement shall be considered made and performed in the State of Oregon, United States of America, and shall be governed by
and construed in accordance with the laws of such State.   Any dispute or
controversy arising under or in connection with this Agreement or the breach thereof, shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or
such comparable rules as may be agreed upon by the parties. Any such arbitration shall be held in the major city nearest to Executive's principal
work location at the time the claim is made.   If the claim is made after
Executive ceases to work for any Tektronix employer, arbitration shall be held at the major city nearest to Executive's last principal work location for a
Tektronix employer.   At the time of execution of this Agreement the parties
agree that the current location for any such arbitration is Munich, Germany.
Any arbitration shall be conducted in the English language.   Judgment upon
the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

          12.5 This Agreement may be executed in two counterparts by the parties hereto, whereupon it will become their binding agreement.

          12.6 The following documents are included as part of this
Agreement:

               Exhibit A:  Stock Option Agreement
               Exhibit B:  Form of Release
               Exhibit C:  Tektronix Employment Agreement

          12.7 Notices under this Agreement shall be given to Tektronix (or other Tektronix employer) at the address set forth in this Agreement for Tektronix and to Executive at the address of his then current Tektronix
employer.  Notices shall be effective upon delivery to such address.   Either
party may change its address for notices by giving notice of the change.

          12.8 This Agreement, including the Exhibits listed in paragraph 12.6, above, supersedes and replaces the Offer Letter and the Employment Agreement referred to in paragraph 1, above, and any other agreements, representations or warranties of any kind, and contains the entire agreement between the parties with respect to any subjects addressed herein.


TEKTRONIX, INC.



By:  ROBERT PHILLIPS                              6-7-95
    ________________________________              ________________
    Robert Phillips                               Date Signed
    Vice President,  Human Resources


    RUDI LAMPRECHT                                6-8-95
    ________________________________              ________________
    Rudi Lamprecht                                Date Signed

                           Exhibit B

                       RELEASE OF CLAIMS


          This Release of Claims ("Release") is made and executed by Rudi Lamprecht in connection with the termination of my employment with Tektronix, Inc. or other Tektronix-related company and in consideration of my receiving valuable severance benefits as provided for in the Executive Compensation and Benefits Agreement between me and Tektronix, Inc. (the "Agreement"). I understand that my eligibility to receive these benefits is contingent upon my fulfilling the obligations set forth in the Agreement and this Release. These benefits are substantial consideration to which I am not otherwise entitled.

          On behalf of myself and my spouse, if any, heirs, administrators and assigns, I hereby release Tektronix, Inc., any other related corporations, affiliates or joint venturers and all officers, directors, employees, agents, and insurers of the aforementioned (collectively the "Company") from any and all liability, damages or causes of action, whether known or unknown related to my employment with the Company or the termination of that employment, including but not limited to , all claims for additional compensation in any form or damages. This specifically includes, but is not limited to, all claims for relief or remedy under any state or federal laws of the United States, Germany, or any other country, including but not limited to the German Civil Code, the German Labor Court Act, the German Law on Protection Against Unfair Dismissal, the German Law on Notice Periods, Title VII of the Civil Rights Act of 1964, the Post-Civil War Civil Rights Act (42 USC Secs. 1981-1988), the Civil Rights
Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, the Family and Medical Leave Act, The Vietnam Era Veterans' Readjustment Assistance Act, the Fair Labor Standards Act, Executive
Order 11246, the Immigration Reform and Control Act, all as amended, and the civil rights, employment and labor laws (statute or common law) of the state of Oregon, the United States, Germany or any other country.

          This Release shall not affect any rights I may have under any medical insurance, disability, stock option grants or retirement plans maintained by the Company, all of which continue in accordance with their terms.

          I agree to hold the terms of this Agreement confidential. I may disclose the terms to my spouse, if any, accountant, attorney and taxing authorities only as may be necessary for my legal and financial affairs or as required by law. Except for these disclosures, I will not reveal the terms of the Release or the Agreement.

          I acknowledge that I have been given at least twenty-one (21) days to consider whether or not to execute this Release and accept benefits under the Agreement; that I have been advised to consult with an attorney or financial advisor of my choice and at my own expense; that the Agreement gives me benefits which the Company otherwise would have no obligation to give me; and that I voluntarily enter into the Release.

          I understand that the Release is to be signed within 21 days from the date I receive the signature copy of the Release or on my last day of employment, whichever, is later; and that I may revoke the Release, provided
I do so within seven (7) days of signing it. I understand and agree that the Company will have no obligation to pay me separation benefits under paragraph 9 of the Agreement until the expiration of the revocation period and provided I have not revoked the Release.


          I acknowledge that I have had time to consider the alternatives and consequences of my election to receive separation benefits under the Agreement and of signing the Release; that I am aware of my right to consult an attorney or financial advisor (or both) at my own expense; and that, in consideration for executing this Release and my election to receive separation benefits under the Agreement, I have received additional benefits and compensation of value to which I otherwise would not be entitled.

          I HAVE READ THE FOREGOING RELEASE.  I UNDERSTAND THE
EFFECT OF THIS RELEASE AND I VOLUNTARILY ENTER INTO IT AT THIS
TIME.

          Every provision of this Release is intended to be severable. In the event any term or provision contained in this Release is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other terms and provisions of this Release which shall continue in full force and effect.



________________________                          ___________
Rudi Lamprecht                                    Date